PRESS RELEASE

Allegiance Bancshares, Inc.
8847 West Sam Houston Parkway N., Suite 200
Houston, Texas 77040
ir@allegiancebank.com

Allegiance Bancshares, Inc. Appoints Shanna Kuzdzal
Executive Vice President and General Counsel

HOUSTON, February 14, 2017. Allegiance Bancshares, Inc. (NASDAQ: ABTX), the holding company of Allegiance Bank (collectively, “Allegiance”), today announced Shanna R. Kuzdzal has been appointed Executive Vice President and General Counsel of both Allegiance Bancshares, Inc. and Allegiance Bank, effective February 27, 2017.

Ms. Kuzdzal brings more than 12 years of legal experience to Allegiance. Her practice has focused on community banking in Texas with a concentration in the corporate area including capital markets and mergers and acquisitions. Most recently, Ms. Kuzdzal served as Senior Vice President and Associate General Counsel at Prosperity Bank, a $22.3 billion asset regional bank. Prior to joining Prosperity, Ms. Kuzdzal was an attorney at Bracewell LLP, where she represented financial institutions in corporate matters, which included the organization of Allegiance Bancshares, Inc. in 2008 and Allegiance’s acquisition of Independence Bank. She received a bachelor’s degree in Biochemistry and Biology from Rice University and graduated with honors from The University of Texas School of Law.

“We are so pleased to welcome Shanna as she joins our executive team,” said George Martinez, Allegiance’s Chairman and Chief Executive Officer. “Shanna is highly regarded for her expertise and brings a strong understanding of community banking challenges and regulatory requirements to Allegiance Bank. Her expertise in corporate governance, securities laws, and mergers and acquisitions is a great fit for Allegiance and our long-term strategy.”

“I am thrilled to have the opportunity to once again work with George, Steve and the other members of the executive team at Allegiance,” added Shanna Kuzdzal. “It’s an honor to become part of a company with which I have strong ties and worked with since its inception. I’m looking forward to working with such an outstanding organization with a strong commitment to community banking and being part of their continued future success.”

About Allegiance Bancshares, Inc.

Allegiance Bancshares, Inc. is a $2.45 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to Houston metropolitan area-based small to medium-sized businesses and individual customers. Allegiance’s unique super-community banking strategy was designed to foster strong customer relationships while benefitting from a platform and scale that is competitive with larger local and regional banks. Allegiance Bank operates 16 full-service banking locations in the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; continue to sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings. Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.